  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share*	DAICW	The Nasdaq Stock Market LLC

* Reflects giving effect to the reverse stock split as of 4:01 p.m. Eastern Time on May 29, 2026 as described in the 8-K filed by CID HoldCo, Inc. with the Securities and Exchange Commission on May 28, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On August 27, 2026, CID HoldCo, Inc., a Delaware corporation (the "Company"), received a written notification (the “Additional Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) identifying an additional basis for the potential delisting of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from Nasdaq. As set forth in the Additional Staff Determination, the Company has not yet filed its Annual Report on Form 10-Q for the period ended June 30, 2026 (the “Delinquent Filing”), and therefore no longer complies with Nasdaq’s Listing Rules for continued listing. Accordingly, Nasdaq determined that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 12, 2026 and August 18, 2026, on August 6, 2026, the Company received a staff determination from Nasdaq (the “Initial Staff Determination”) to delist the Common Stock from Nasdaq pursuant to Nasdaq Listing Rule 5450(b)(2)(A) for failure to satisfy the minimum Market Value of Listed Securities (“MVLS”) requirement of $50 million, and on August 12, 2026, the Company received an additional staff determination identifying the Company’s failure to maintain the minimum market value of publicly held shares (“MVPHS”) of $15 million required under Nasdaq Listing Rule 5450(b)(2)(C) as a further basis for delisting. The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) with respect to these prior staff determinations and paid the applicable $20,000 hearing fee (the “Hearing”). The hearing request stayed the suspension of the Company’s securities and the filing of a Form 25-NSE with the Securities and Exchange Commission pending the issuance of a written decision by the Hearings Panel. The Common Stock remains listed on Nasdaq pending the outcome of the Hearing.

Under the Nasdaq Listing Rule 5800 Series, the Company has the right to appeal a delisting determination based on a delinquent filing by requesting a hearing before a Hearings Panel. Under Nasdaq Listing Rule 5815(a)(1)(B), a hearing request regarding a delinquent filing stays the suspension of the Company’s securities for a period of 15 days from the date of the request, unless the Company specifically requests, and the Hearings Panel grants, a further stay. Because the Company is already before the Hearings Panel with respect to the prior staff determinations, the Company has seven days from the date of the Additional Staff Determination, or until September 3, 2026, to request an extended stay of the suspension pending the Hearings Panel’s decision. The Company intends to timely request an extended stay and to present its views with respect to this additional deficiency, including its plan to complete the Delinquent Filing, to the Hearings Panel at the Hearing.

There can be no assurance that the Hearings Panel will grant the Company’s request for an extended stay, that the Company will be able to complete the Delinquent Filing within any period of time that may be granted by the Hearings Panel, or that the Hearings Panel will grant the Company’s request for continued listing. There can be no assurance that the Hearings Panel will decide in the Company’s favor with respect to the Initial Staff Determination, the Additional Staff Determination, or any other matter. The Hearings Panel’s decision will determine the future of trading of the Common Stock on Nasdaq.

Item 7.01	Regulation FD

On September 1, 2026, the Company issued a press release relating to the Company receiving an Additional Staff Determination from Nasdaq regarding the potential delisting of the Company’s Common Stock. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this current report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date:September 1, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer